EXHIBIT 10.1

EXECUTION COPY

COMMON STOCK PURCHASE AGREEMENT

by and among

CINEDIGM DIGITAL CINEMA CORP.

and

THE INVESTORS LISTED ON SCHEDULE A HERETO

dated as of

July 5, 2011

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TABLE OF CONTENTS

(continued)

Page

4.2	Authorization	11
4.3	No Conflict	11
4.4	Private Placement	12
4.5	Legends	12

SECTION 5	COVENANTS	12
5.1	Satisfaction of Conditions	12
5.2	Further Assurances	13
5.3	Stockholder Approval	13
5.4	Securities Laws Disclosure; Publicity	13
5.5	Integration	14
5.6	Public Information Failure	14
5.7	Use of Proceeds	15
5.8	Listing of Common Stock	15
5.9	Form D; Blue Sky Filings	15
5.10	Conduct of Business	15
5.11	Legend Removal	15
5.12	Shareholder Rights Plan	16

SECTION 6	CONDITIONS TO CLOSING	16
6.1	Conditions to the Obligations of Investors	16
6.2	Conditions to the Obligations of the Company	17

SECTION 7	MISCELLANEOUS	18
7.1	Amendment; Waiver	18
7.2	Notices	18
7.3	Governing Law	19
7.4	Expenses	20
7.5	Survival	20
7.6	Successors and Assigns	20
7.7	Entire Agreement	20
7.8	Delays or Omissions	20
7.9	Severability	20
7.10	Counterparts	21
7.11	Telecopy Execution and Delivery	21
7.12	Jurisdiction; Venue	21
7.13	Waiver of Jury Trial	21
7.14	Remedies	21
7.15	Indemnification	21
7.16	Independent Nature of Investors’ Obligations and Rights	22

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TABLE OF CONTENTS

(continued)

Page

EXHIBITS

A           Form of Legal Opinion

B           Compliance Certificate

C           Secretary’s Certificate

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COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of July 5, 2011, and is among Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (the “Investors”).

SECTION 1

SALE AND ISSUANCE

1.1           Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to the Investors, and the Investors, severally and not jointly, agree to purchase, 4,338,750 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), at a cash purchase price of $1.60 per share (the “Purchase Price”) and an aggregate purchase price of $6,942,000.00.

SECTION 2

CLOSING DATES AND DELIVERY

2.1           Closing.  The purchase, sale and issuance of the Shares (the “Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, as soon as reasonably practicable, and no later than 5:00 p.m., New York City time on the date hereof, provided that all the conditions to the Closing set forth in Section 6 are satisfied or, if not, on the second business day after the satisfaction or waiver of all the conditions to the Closing set forth in Section 6, or such later date as the Company and Investors shall mutually agree (the “Closing Date”).

2.2           Delivery.  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(a)           this Agreement duly executed by the Company;

(b)           an opinion from Kelley Drye & Warren LLP, counsel to the Company, in the form of Exhibit A attached hereto; and

(c)           the certificates representing the Shares to the Investors, which shall be registered in the name or names, and shall be in such denominations, as the Investors may request at least one (1) business day prior to the Closing Date, which delivery shall be made against payment of the Purchase Price, by check payable to the Company or wire transfer in accordance with the Company’s written instructions delivered to Investors at least one (1) business day prior to the Closing Date.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investors as follows as of the date hereof and as of the Closing Date:

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver each of this Agreement, the Escrow Agreement dated as of the date hereof by and among the Company, Merriman Capital, Inc. and JPMorgan Chase Bank, National Association (the “Escrow Agreement”) and the Registration Rights Agreement dated as of the date hereof by and among the Company and the Investors (the “Registration Rights Agreement” and, together with the Escrow Agreement and this Agreement, collectively, the “Transaction Documents”), to issue and sell the Shares and to perform its obligations under the Transaction Documents.  The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as hereinafter defined).

3.2           Subsidiaries.  Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a Material Adverse Effect (as hereinafter defined). All of the direct and indirect subsidiaries of the Company are set forth in the SEC Filings.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The representations made in this Section 3 shall be deemed to include and be made on behalf of the subsidiaries where appropriate. The Company has the unrestricted right to vote and (subject to limitations imposed by applicable law) to receive dividends and distributions, on all capital securities of its subsidiaries as owned by the Company.

3.3           Capitalization.

(a)           As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which 32,724,324 shares are issued and outstanding, (ii) 15,000,000 shares of Class B common stock, par value $0.001 per share, 25,000 of which are issued and outstanding and (iii) 15,000,000 shares of preferred stock, par value $0.001 per share, 7 of which are issued and outstanding.  The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Certificate of Incorporation as currently in effect (the “Charter”).  The Company has made available to Investors the Charter, and no steps have been taken by the board of directors or any stockholder of the Company to authorize or effect any amendment or other modification to the Charter.

(b)           Except as set forth on Schedule 3.3(b) hereto, as of the date hereof, there are no options, warrants, convertible securities or other rights, agreements or arrangements to purchase any of the Company’s authorized and unissued capital stock and no shares of capital stock of the Company were reserved for issuance.  Except as set forth and materially described on Schedule 3.3(b) hereto, the Company is not subject to any agreement, arrangement or other obligation with respect to the registration of any securities of the Company that provides any third party any registration rights the terms of which are pari passu with or senior to the registration rights granted to Investors under the Registration Rights Agreement.

(c)           All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)           The Company has reserved the Shares for issuance pursuant to this Agreement.  The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.  The Shares will be free of any preemptive or similar rights, taxes, charges, liens or encumbrances; provided that the Shares will be subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Registration Rights Agreement.

3.4           Authorization.

(a)           All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of each of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations under each of the Transaction Documents has been taken or will be taken prior to the Closing.  Each of the Transaction Documents constitutes valid and binding obligations of the Company, enforceable in accordance with their terms.

(b)           The Company has taken all necessary corporate action so that the restrictions on “business combinations” contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) do not and will not apply to the execution, delivery and performance of this Agreement or any of the Transaction Documents, or the consummation of the purchase of the Shares or any of the other transactions contemplated hereby and thereby.  Without limiting the foregoing, the actions by the Board of Directors of the Company referred to in Section 3.4(a) above constitute approval, for purposes of Section 203(a)(1) of the DGCL, of (i) this Agreement and the other Transaction Documents and (ii) the purchase of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents.

3.5           No Conflict.

(a)           The execution and delivery by the Company of this Agreement, the execution and delivery by the Company of each of the other Transaction Documents to which it is or will be a party do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any lien or encumbrance pursuant to (i) any provision of the certificate of incorporation or bylaws or comparable organizational documents of the Company or any of its subsidiaries, or (ii) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound, or (iii) any law, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, except in the case of clause (ii), which would not materially impair the Company’s ability to fulfill its obligations under the Transaction Documents or have a material effect on the business or operations of the Company and its subsidiaries, taken as a whole.

(b)           No consent, approval, order or authorization of, notice to, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including any industry self-regulatory organization (a “governmental authority”) is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery by the Company of this Agreement or any of the Transaction Documents or the consummation by the Company of the transactions contemplated hereby and thereby, except for notice of listing of the Shares on the Nasdaq Global Market (“Nasdaq”) and any required notices of sale of securities filed with applicable Federal and state securities agencies.

3.6           SEC Filings.

(a)           The Company has made available to the Investors through the EDGAR system (i) the Company’s annual reports on Form 10-K for its fiscal years ended March 31, 2009, 2010 and 2011, (ii) its proxy or information statements relating to meetings of the stockholders of the Company held or to be held (or actions taken without a meeting by such stockholders) since January 1, 2009 and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities Exchange Commission (the “SEC”) since January 1, 2009 (the documents referred to in this Section 3.6(a), collectively, the “SEC Filings”).

(b)           Since January 1, 2008, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by applicable law to be filed or furnished at or prior to the time so required.  As of its filing date, each SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be and the SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.7           Financial Statements.  The audited consolidated financial statements and unaudited condensed consolidated financial statements of the Company included in the SEC Filings (i) comply as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of footnotes), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

3.8           No Material Undisclosed Liabilities.  There are no material liabilities or obligations of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a)           liabilities or obligations disclosed and provided for in the SEC Filings or in the notes thereto;

(b)           liabilities or obligations incurred under the Transaction Documents or in connection with the transactions contemplated hereby and thereby; and

(c)           liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2011 that are not material to the business or operations of the Company and its subsidiaries, taken together as a whole.

3.9           Changes.  Except as described in the SEC Filings, since March 31, 2011, there has not been any event or condition of any type that has had or would reasonably be likely to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).  Except as described in the SEC Filings, since March 31, 2011, the respective businesses of the Company and each of its subsidiaries has been operated in the ordinary course consistent with past practices, and there has not been:

(a)           any amendment or change to the Company’s certificate of incorporation or bylaws;

(b)           any material change in the assets, liabilities, financial condition or operating results of the Company or any of its subsidiaries from that reflected in the SEC Filings, except for changes in the ordinary course of business consistent with past practices;

(c)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company or any of its subsidiaries (other than dividends by any wholly-owned subsidiary of the Company to the Company or to another wholly-owned subsidiary of the Company), or any redemption or repurchase of any securities of the Company (other than in connection with the exercise of compensatory stock options);

(d)           any material damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of the Company or any of its subsidiaries;

(e)           any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to it;

(f)           any sale, assignment, exclusive license or transfer by the Company or any of its subsidiaries of any material assets including any material patents, trademarks, copyrights, trade secrets or other intangible assets;

(g)           any imposition of any material lien, claim, or encumbrance on any of the assets of the Company or any of its subsidiaries;

(h)           any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its subsidiaries; or

(i)           any agreement or commitment by the Company to do any of the things described in this Section 3.9.

3.10           Material Contracts.  All of the contracts, agreements and instruments to which the Company or any of its subsidiaries is a party or to which their respective properties or assets are bound and that are material to the Company and its subsidiaries, taken together as a whole (each, a “Material Contract”), are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity.  None of the Company, any of its subsidiaries or, to the Company’s knowledge, any other party to any Material Contract is, in material default under any of such Material Contracts. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Contracts. Except as disclosed in the SEC Filings, the Company does not have a “poison pill” or similar shareholder rights plan in effect.

3.11           Intellectual Property.  The Company and its subsidiaries own or possess or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company and its subsidiaries as currently conducted, without any conflict with or infringement of the rights of others.  The Company and its subsidiaries have not received any written communication alleging that the Company or any of its subsidiaries has violated any of the Intellectual Property of any other person or entity or demanding or requesting payment by the Company or any of its subsidiaries of a license fee or royalty in connection therewith, nor is the Company aware of any basis therefor.  To the Company’s knowledge, the Company and its subsidiaries have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that they own or lease or that they have otherwise provided to their employees for their use in connection with the business of the Company and its subsidiaries.  To the Company’s knowledge, it will not be necessary to use any inventions of any of its or its subsidiaries’ employees or consultants (or persons any of them currently intends to hire) made prior to their employment by the Company or its subsidiary.  Each employee and consultant of the Company or any of its subsidiaries has assigned to the Company all intellectual property rights he or she owns that are related to the business of the Company and its subsidiaries as now conducted and as currently proposed to be conducted.

3.12           Compliance.  None of the Company or any of its subsidiaries is in violation (i) of any term of its certificate of incorporation or bylaws, each as amended to date, or (ii) of any federal or state statutes, rules or regulations the violation of which would be material to the business or operations of the Company and its subsidiaries, taken together as a whole.

3.13           Litigation.  Except as disclosed in the SEC Filings, there are no material actions, suits, proceedings or investigations pending against the Company or any of its subsidiaries or their respective properties (nor has the Company or any of its subsidiaries received written notice of any threat thereof) before any court or governmental agency.  Except as disclosed in the SEC Filings, none of Company or any of its subsidiaries is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s knowledge, any current or former director or officer of the Company.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act and, to the Company’s knowledge, the Commission has not issued any such order. There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company.

3.14           Offering.  None of the Company, any of its affiliates, or any person or entity acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause the offering of the Shares hereunder to require approval of the stockholders of the Company for purposes of any applicable stockholder approval provisions, including without limitation, under the rules and regulations of Nasdaq.

3.15           Registration and Voting Rights.  Except as set forth in Schedule 3.15 hereof, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital stock of the Company.

3.16           Brokers or Finders.  Except as set forth in Schedule 3.16 hereto, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with any of the Transaction Documents or any of the transactions contemplated hereby and thereby.

3.17           Employees.  To the Company’s knowledge, there are no strike, labor dispute or union organization activities pending or threatened between it and its employees.  To the Company’s knowledge, none of its employees belongs to any union or collective bargaining unit.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.  The Company is in material compliance with its “employee benefit plans” as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.18           Representations Complete.  None of the representations or warranties made by the Company in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

3.19           Form S-3 Eligibility.  The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Shares (as defined in the Registration Rights Agreement), within the time frame set forth in the Registration Rights Agreement.

3.20           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business in which the Company is engaged, (ii) with the resources of the Company and (iii) at a similar stage of development as the Company.  The Company has not received any written notice of cancellation of such insurance or that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

3.21           Title.  The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries.  Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

3.22           Payment of Taxes.   All federal and other material tax returns and reports of the Company and its subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and its subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for such taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Company knows of no proposed tax assessment against the Company or any of its subsidiaries which is not being actively contested by the Company or such subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

3.23           Internal Controls.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.  Except as disclosed in the SEC Filings, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company is made known to its chief executive officer and chief financial officer by others within the Company.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by its most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there has been no change in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.24           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Filings and is not so disclosed.

3.25           Investment Company Status.  The Company is not, and upon consummation of the sale of the Shares will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.26           Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) other than the Merriman Capital, Inc. as placement agent (the “Agent”), sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.27           Manipulation of Price. The Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information (other than information relating to the offering of the Shares).  The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company or any of its subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed.

3.28           U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

3.29           Transactions With Affiliates.  Except as set forth in the SEC Filings, none of the officers, directors or employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.30           Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

3.31           Questionable Payments.  Neither the Company nor, to the knowledge of the Company, any of its current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature or (f) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

3.32           Shell Company Status. The Company is not a shell company, and is not, and has never been, an issuer identified in Rule 144(i)(1).

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors hereby represents and warrants to the Company, with respect solely to itself and not with respect to any other Investor, as follows as of the date hereof and as of the Closing Date:

4.1           Organization, Good Standing and Qualification.  If the Investor is an entity, such Investor is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each Investor has the requisite power and authority to execute and deliver each of the Transaction Documents and to perform its obligations pursuant to the Transaction Documents.

4.2           Authorization.  All corporate or partnership action on the part of each Investor and its directors, officers, stockholders, members or partners, as the case may be, necessary for the authorization, execution and delivery of each of the Transaction Documents by such Investor and the performance of all of Investor’s obligations under each of the Transaction Documents has been taken or will be taken prior to the Closing.  Each of such Transaction Documents constitutes valid and binding obligations of each Investor, enforceable in accordance with their terms.

4.3           No Conflict.

(a)           The execution and delivery by each Investor of this Agreement and the execution and delivery by each Investor of each of the other Transaction Documents to which it is or will be a party do not, and the consummation by each Investor of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any lien or encumbrance pursuant to (i) any provision of the certificate of incorporation or bylaws or comparable organizational documents of such Investor, or (ii) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation or instrument to which such Investor or any of its subsidiaries is a party or by which their respective properties or assets may be bound, or (iii) any law, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Investor or its properties or assets; except, in each case, for any of the foregoing which would not have a material and adverse effect on such Investor’s ability to fulfill its obligations under the Transaction Documents.

(b)           No consent, approval, order or authorization of, notice to, or registration, declaration or filing with any governmental authority is required by or with respect to any Investor or any of its subsidiaries in connection with the execution and delivery by any Investor of this Agreement or any of the Transaction Documents or the consummation by any Investor of the transactions contemplated hereby and thereby.

4.4           Private Placement.  Each Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  Each Investor has such knowledge and experience in financial and business matters so that Investor is capable of evaluating the merits and risks of its investment in the Company.  Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act.

4.5           Legends.  Each Investor understands and agrees that the Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend and that the transfer agent for the Company may be instructed that the Shares are subject to the terms of such legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5

COVENANTS

5.1           Satisfaction of Conditions.  Subject to the terms and conditions of this Agreement, each of the Company and the Investors shall, and shall cause its respective subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to cause the conditions to the obligations of the other party to complete the closing as set forth in Section 6 hereof to be satisfied and to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the transactions contemplated by this Agreement and to consummate the transactions contemplated by this Agreement as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental authority and any other third party which is required to be obtained or made by the Company, the Investors or any of their respective subsidiaries in connection with the purchase of the Shares and the other transactions contemplated by this Agreement.  The parties shall consult and cooperate with one another in connection with the foregoing.  Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Investors shall be under any obligation to litigate with a governmental authority or to make proposals, execute or carry out agreements or submit to orders providing for a Divestiture.  “Divestiture” shall mean (A) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any material assets or categories of assets, (B) the imposition of any material limitation or restriction on the ability of a party to freely conduct their business or own assets or (C) the holding separate of shares of capital stock or any limitation or regulation on the ability of Investor or any of its affiliates to exercise full rights of ownership of shares of Company capital stock.

5.2           Further Assurances.  Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby and by the other Transaction Documents.

5.3           Stockholder Approval.  If required by Nasdaq rules, the Company shall file with the SEC and provide each stockholder of the Company with a proxy statement complying with the requirements of the Exchange Act and substantially in the form that has been previously reviewed and approved by the Investors and Kramer Levin Naftalis & Frankel LLP, at the expense of the Company, informing such stockholders of the actions taken in accordance with the Resolutions and of the Stockholder Approval (each as defined below).  In addition to the foregoing, if required by any governmental or regulatory agency, the Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be called as promptly as practicable after the date hereof, but in no event later than three (3) months from the Closing Date (the "Stockholder Meeting Deadline"), a proxy statement, in a form reasonably acceptable to the Investors after review by Kramer Levin Naftalis & Frankel LLP at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions (the "Resolutions") providing for the issuance of all of the Shares in accordance with applicable law and the rules and regulations of Nasdaq (such affirmative approval being referred to herein as the "Stockholder Approval" and the date such approval is obtained, the "Stockholder Approval Date"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.  If, despite the Company's reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until Stockholder Approval is obtained.

5.4           Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. (New York City time) on the second day on which Nasdaq is open for trading (the “Trading Day”) immediately following the date hereof, issue a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, and including this Agreement and the Registration Rights Agreement (other than schedules and exhibits hereto and thereto) as exhibits thereto (including all attachments, the "8-K Filing").  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company shall not, and shall cause each of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the 8-K Filing without the express prior written consent of such Investor.  If an investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries from the Company, any of its subsidiaries or any of the respective officers, directors, affiliates or agents, other than as required in writing by such Investor, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by any other law or by Nasdaq regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

5.5           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares hereunder in a manner that would require the registration under the Securities Act of the sale of the Shares hereunder or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.6           Public Information Failure.  At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if (i) a Registration Statement (as defined in the Registration Rights Agreement) is not then effective and (ii) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to one percent (1.0%) of the aggregate subscription amount of such Investor’s Shares on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investors to transfer the Shares pursuant to Rule 144.  The payments to which an Investor shall be entitled pursuant to this Section 5.6 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public

Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The parties agree that in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.0% of the aggregate Investment Amount of the Investors in any 30-day period and the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be ten percent (10%) of the aggregate Investment Amount paid by such Investor pursuant to this Agreement.

5.7           Use of Proceeds.  Except as set forth on Schedule 5.7 hereto, the Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds for any other purpose.

5.8           Listing of Common Stock. The Company hereby agrees to use its reasonable best efforts to maintain the listing or quotation of the Common Stock on Nasdaq and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on Nasdaq and promptly secure the listing of all of the Shares on Nasdaq. Neither the Company nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on Nasdaq.

5.9           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

5.10           Conduct of Business. The business of the Company and its subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5.11           Legend Removal.  Certificates evidencing the Shares shall not contain any restrictive legend (including the legend set forth in Section 4.5 hereof), (i) following a sale of such Shares pursuant to an effective registration statement covering the resale of such security under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a customary legal opinion to its transfer agent promptly after the Effective Date (as defined in the Registration Rights Agreement) if required by the Company’s transfer agent in connection therewith to effect the removal of the legend hereunder, unless the Shares are sold pursuant to Rule 144.  The Company agrees that following the Effective Date (as defined in the Registration Rights Agreement) or at such time as such legend is no longer required under this Section 5.11, it will, no later than two Trading Days following the delivery, in connection with a sale, by an

Investor to the Company or its transfer agent of a certificate representing Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive legends.

5.12           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that (i) any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company or (ii) that any Investor could be deemed to trigger the provisions of any such plan or arrangement by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and any Investor. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Investor’s ownership of the Shares.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company with respect to the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Shares.

SECTION 6

CONDITIONS TO CLOSING

6.1           Conditions to the Obligations of Investors.  Investors’ obligation to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Investors:

(a)           Legality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the purchase of the Shares or the consummation of the other transactions contemplated by this Agreement or the other Transaction Documents shall be in effect.  No statute, rule, regulation or order shall have been enacted, entered, promulgated or enforced by any Federal, state or foreign governmental authority of competent jurisdiction which prohibits or makes illegal the purchase of the Shares or the consummation of the other transactions contemplated by this Agreement or the other Transaction Documents.  No action, suit or proceeding brought by a governmental authority in connection with this Agreement or the other Transaction Documents shall be pending.

(b)           Representations and Warranties.  The representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are made only as of an earlier date, in which case as of such earlier date (in each case, disregarding any standards of materiality contained in such representations and warranties).

(c)           Covenants.  The Company shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing.

(d)           Ancillary Agreements.  The Company shall have executed and delivered to the Investors the Registration Rights Agreement and the Escrow Agreement and such agreements shall be in full force and effect.

(e)           Closing Deliverables.  The Company shall have delivered to counsel to the placement agent the following:

(i)           the items set forth in Section 2.2 hereof;

(ii)           a certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company certifying the satisfaction of the conditions to closing listed in Sections 6.1(b) and 6.1(c), substantially in the form of Exhibit B attached hereto; and

(iii)           a certificate of the Company executed by the Company’s Secretary, attaching and certifying to the truth and correctness of (1) the current certificate of incorporation of the Company, (2) the current bylaws of the Corporation and (3) all board actions taken in connection with the transactions contemplated by this Agreement, substantially in the form of Exhibit C attached hereto.

(f)           Trading in the Common Stock.  From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or Nasdaq, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on Nasdaq, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Investor, makes it impracticable or inadvisable to purchase the Shares at the Closing.

6.2           Conditions to the Obligations of the Company.  The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or before such Closing of the following conditions, unless otherwise waived in writing by the Company:

(a)           Legality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the purchase of the Shares or the consummation of the other transactions contemplated by this Agreement or the other Transaction Documents shall be in effect.  No statute, rule, regulation or order shall have been enacted, entered, promulgated or enforced by any Federal, state or foreign governmental authority of competent jurisdiction which prohibits or makes illegal the purchase of the Shares or the consummation of the other transactions contemplated by this Agreement or the other Transaction Documents.  No action, suit or proceeding brought by a governmental authority in connection with this Agreement or the other Transaction Documents shall be pending.

(b)           Representations and Warranties.  The representations and warranties made by each Investor in Section 4 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are made only as of an earlier date, in which case as of such earlier date (in each case, disregarding any standards of materiality contained in such representations and warranties).

(c)           Covenants.  Investors shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Investors on or prior to the date of such Closing.

(d)           Ancillary Agreement.  Investors shall have executed and delivered to the Company the Registration Rights Agreement and the Escrow Agreement and such agreements shall be in full force and effect.

SECTION 7

MISCELLANEOUS

7.1           Amendment; Waiver.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in interest of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.2           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand, messenger or courier service addressed:

(a)           if, to Investors, to the address of such Investor set forth on Schedule A hereto, with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:   Christopher S. Auguste

(b)           if, to the Company, to:

Cinedigm Digital Cinema Corp.
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960
Attn: General Counsel

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attn: Jonathan K. Cooperman

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or (iii) if sent via facsimile, upon confirmation of facsimile transfer.

7.3           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the United States District Court for the Southern District of New York or in any state court located in New York County, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any state court located in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.4           Expenses.  Except as expressly provided herein, the Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

7.5           Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby and the delivery of the Shares for a period of one (1) year.

7.6           Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by either party hereto without the prior written consent of the other party.  Any attempt by any such party to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in violation of this Section 7.6 shall be null and void ab initio.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7           Entire Agreement.  This Agreement and the other Transaction Documents, including the exhibits attached hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.9           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

7.10           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.11           Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.12           Jurisdiction; Venue.  Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the state and federal courts located in New York County, New York for the interpretation and enforcement of the provisions of this Agreement.  Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.13           Waiver of Jury Trial.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

7.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15           Indemnification.  In consideration of each Investor’s execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any certificate delivered by the Company hereunder, or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any certificate delivered by the Company hereunder.  The Company will not be liable to any Investor under this Agreement to the extent that a loss, claim, damage or liability is attributable to any Investor breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

7.16           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Investor and its respective counsel have chosen to communicate with the Company through Kramer Levin Naftalis & Frankel LLP.  Kramer Levin Naftalis & Frankel LLP does not represent any of the Investors and only represents Merriman Capital, Inc.  The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Investors.

(signature page follows)

The parties are signing this Common Stock Purchase Agreement as of the date stated in the introductory clause.

CINEDIGM DIGITAL CINEMA CORP. a Delaware corporation
By:	/s/ Gary S. Loffredo

Name:	Gary S. Loffredo

Title:	SVP

(Signature page to the Common Stock Purchase Agreement)

AST-Federated Aggressive Growth Portfolio, a portfolio of Advanced Series Trust.
By:	/s/ Aash M. Shah

Name:	Aash Shah

Title:	Vice President , Federated Global Investment Mgmt, as attorney-in-fact.

(Signature page to the Common Stock Purchase Agreement)

Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds
By:	/s/ Aash M. Shah

Name:	Aash Shah

Title:	Vice President , Federated Global Investment Mgmt, as attorney-in-fact.

(Signature page to the Common Stock Purchase Agreement)

[INVESTORS]
By:	/s/ Bradley C. Radoff

Name:	Bradley C. Radoff

Title:	Principal

(Signature page to the Common Stock Purchase Agreement)

[INVESTORS]
By:	/s/ Robert Ellin

Name:	Robert Ellin

Title:	Portfolio Manager

(Signature page to the Common Stock Purchase Agreement)

Allocation:  312,500 shares
Trinad Capital Master Fund Ltd.

Perry J. Radoff, P.C., Profit Sharing Plan
By:	/s/ Perry J. Radoff, Trustee

Name:	Perry J. Radoff

Title:	Trustee

(Signature page to the Common Stock Purchase Agreement)

Allocation:  4,000 shares
Perry J. Radoff, P.C., Profit Sharing Plan
Perry J. Radoff, Trustee

[INVESTORS]
By:	/s/ Samuel Englebart

Name:	Samuel Englebart

Title:	Member & Managing Director

(Signature page to the Common Stock Purchase Agreement)

Allocation:  312,500 shares
Activation Media Partners, LLC

[INVESTORS]
By:	/s/ Russ Silvestri

Name:	Russ Silvestri

Title:	Managing Director

(Signature page to the Common Stock Purchase Agreement)

Allocation:  312,500 shares
LC Opportunity Fund

IROQUOIS MASTER FUND, LTD.
By:	/s/ Joshua Silverman

Name:	Joshua Silverman

Title:	Director

(Signature page to the Common Stock Purchase Agreement)

Allocation:  156,250 shares
Iroquois Master Fund, LTD.

[INVESTORS]
By:	/s/ Peter Bartel

Name:	Bartel

Title:	Pres.

(Signature page to the Common Stock Purchase Agreement)

[INVESTORS]
By:	/s/ Warren Lammert

Name:	Warren Lammert

Title:	Founder

(Signature page to the Common Stock Purchase Agreement)

Allocation:  117,300 shares
Granite Point Capital LP

[INVESTORS]
By:	/s/ Warren Lammert

Name:	Warren Lammert

Title:	Founder

(Signature page to the Common Stock Purchase Agreement)

Allocation:  32,700 shares
Granite Point Capital Master Fund, L.P.

[INVESTORS]
By:	/s/ Robert S. Robbins

Name:	Robert S. Robbins

Title:	CEO

(Signature page to the Common Stock Purchase Agreement)

Connective Capital I Master Fund, Ltd
By:	/s/ Robert Romero

Name:	Robert Romero

Title:	Director

(Signature page to the Common Stock Purchase Agreement)

Allocation:  154,800 shares
Connective Capital I Master Fund

[INVESTORS]
By:	/s/ Douglas A. George

Name:	Douglas A. George

Title:

(Signature page to the Common Stock Purchase Agreement)

Connective Capital II Cayman Master, Ltd
By:	/s/ Robert Romero

Name:	Robert Romero

Title:	Director

(Signature page to the Common Stock Purchase Agreement)

Allocation:  95,200 shares
Connective Capital II Cayman Master Fund, LTD.

Hart Family Irrevocable Trust
By:	/s/ Robert Kramer

Name:	Robert Kramer

Title:	Trustee

(Signature page to the Common Stock Purchase Agreement)

Exhibit A

FORM OF LEGAL OPINION

1.           The Corporation has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule I hereto.

2.           The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Corporation arising by operation of law or under the Certificate of Incorporation.

3.           The Transaction Documents have each been duly and validly authorized and, when executed and delivered by the Corporation, constitute the valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms.

4.           The execution, delivery and performance of the Transaction Documents and compliance by the Corporation with the terms and provisions thereof, and the issuance and sale of the Shares, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to our knowledge, result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument material to the Corporation and known to us, (b) result in any violation of the provisions of the Certificate of Incorporation or By-laws, or (c) to our knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Corporation of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Corporation, its properties or assets.

5.           To our knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Corporation.

6.           The Corporation is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Transaction Documents, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

7.           The execution and delivery by the Corporation of the Transaction Documents, and the consummation by the Corporation of the transactions contemplated thereby, do not require any approvals from, consents of or filings with any governmental authority under any relevant law, except for approvals, consents and/or filings with the Nasdaq Global Market.

8.           To our knowledge, no holder of any securities of the Corporation or a subsidiary has any rights to have such securities registered under the Securities Act, except for such registration statements as have been filed by the Corporation to date or as otherwise set forth in Schedule 3.15 of the Purchase Agreement or in the Registration Rights Agreement.

9.           Assuming the accuracy of the representations and warranties made by the Purchasers in the Purchase Agreement, no registration under the Securities Act is required in connection with the sale of the Shares to the Purchasers as contemplated by the Transaction Documents.

Exhibit A

1.	Douglas A. George
2.	Connective Capital I Master Fund, Ltd.
3.	Connective Capital II Cayman Master Fund, Ltd.
4.	Rvest Partners LP
5.	Granite Point Capital LP
6.	Granite Point Capital Master Fund, LP
7.	Tiburon Opportunity Fund
8.	Iroquois Master Fund, LTD
9.	Trinad Master Fund Ltd
10.	Perry J. Radoff, P.C., Profit Sharing Plan / Perry J. Radoff, Trustee
11.	Bradley Louis Radoff
12.	L2 Opportunity Fund
13.	Activation Media Partners, LLC
14.	Federated Kaufmann Small Cap Fund
Registered Holder: Boathorn & Co.
15.	AST Federated Aggressive Growth Portfolio, a portfolio of Advanced Series Trust
Registered Holder: Hare & Co.
16.	Hart Family Irrevocable Trust

Schedule I

California
New Jersey
New York

Exhibit B

CINEDIGM DIGITAL CINEMA CORP.

COMPLIANCE CERTIFICATE

[_______], 2011

Pursuant to Section 6.1(e) of the Common Stock Purchase Agreement (the “Agreement”), dated as of July 5, 2011, by and among Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), and the Investors set forth in Schedule A thereto, the undersigned hereby certifies on behalf of the Company as follows:

1.           The undersigned is the Chief Executive Officer, President or Chief Financial Officer of the Company.

2.           The representations and warranties of the Company in Section 3 of the Agreement are true and correct in all material respects as of the date of the Agreement and as of the date hereof as though made as of the date hereof, except to the extent such representations and warranties are made only as of an earlier date, in which case as of such earlier date (in each case, disregarding any standards of materiality contained in such representations and warranties)

3.           The Company has performed or complied in all material respects with all covenants, agreements and conditions contained in the Agreement to be performed or complied with by the Company on or prior to the Closing.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(signature page follows)

The undersigned signs this certificate as of the date indicated under the title.

CINEDIGM DIGITAL CINEMA CORP. a Delaware corporation
By:

Name:

Title:

(Signature page to the Compliance Certificate)

Exhibit C

CINEDIGM DIGITAL CINEMA CORP.

SECRETARY’S CERTIFICATE

[_______], 2011

Pursuant to Section 6.1(e) of the Common Stock Purchase Agreement (the “Agreement”), dated as of July 5, 2011, between Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), and the Investors listed on Schedule A thereto, the undersigned hereby certifies as follows:

1.           The undersigned is the Secretary of the Company.

2.           Attached as Exhibit A is a true and complete copy of the resolutions duly adopted by the board of directors of the Company authorizing the transactions contemplated by the Agreement.  The resolutions (i) were adopted in compliance with the Company’s certificate of incorporation and bylaws, (ii) have not been amended, modified or rescinded since their adoption and (iii) are in full force and effect as of the date hereof.  The resolutions are the only resolutions adopted by the board of directors of the Company pertaining to the authorization of the transactions contemplated by the Agreement.

3.           Attached as Exhibit B is a true and complete copy of the certificate of incorporation of the Company as in effect on the date hereof (the “Certificate”).  No steps have been taken by the board of directors or stockholder of the Company to authorize or effect any amendment or other modification to the Certificate.

4.           Attached as Exhibit C is a true and complete copy of the bylaws of the Company as in effect on the date hereof (the “Bylaws”).  No steps have been taken by the board of directors or stockholders of the Company to authorize or effect any amendment or other modification to the Bylaws, other than as may be contemplated by the Transaction Documents.

5.           Each person who, as an officer of the Company, signed the Agreement or any other document delivered in connection with the Agreement was duly elected or appointed, qualified and acting as an officer of the Company at the respective times of the signing and delivery thereof and was duly authorized to sign each such document on behalf of the Company.  The signature of each such person appearing on each such document is the genuine signature of each such person or a true facsimile thereof.

6.           No action is being taken by the Company for the merger, consolidation, liquidation, dissolution or reorganization of the Company or the sale of all or substantially all of its assets.

All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(signature page follows)

The undersigned signs this certificate as of the date indicated under the title.

By:
Gary S. Loffredo Secretary

The undersigned certifies, on behalf of the Company, as of the date hereof, that (i) Gary S. Loffredo is the duly elected or appointed, qualified and acting Secretary of the Company, and (ii) the signature appearing above is Gary S. Loffredo’s genuine signature or a true facsimile thereof.

CINEDIGM DIGITAL CINEMA CORP.
By:
Name: Title:

[Signature page to Secretary’s Certificate]

CINEDIGM DIGITAL CINEMA CORP.

DISCLOSURE SCHEDULES

Attached hereto are the Schedules to that certain Common Stock Purchase Agreement, dated as of July 5, 2011 (the “Agreement”), by and among Cinedigm Digital Cinema Corp. (the “Company”) and the Purchasers identified on the signature pages thereto.  Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

Each Section referenced in the Schedules is a reference to the corresponding Section in the Agreement, except as otherwise provided herein; provided, however, that the inclusion of any matter in any Schedule shall also be deemed to be an inclusion in any other Schedule to the extent such inclusion is reasonably apparent on its face, including each representation and warranty to which it may relate.  The inclusion of a matter in the Schedules shall expressly not be deemed to constitute an admission by the Company, or otherwise imply, that such matter is material or creates a measure for materiality for the purposes of the Agreement.

Except as expressly set forth herein, nothing in the Schedules shall influence the construction or interpretation of any of the representations and warranties contained in the Agreement.  The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules or the Agreement.

Schedule A

Investors

Investor & Address for Correspondence	Subscription Amount	Shares Purchased	Tax ID	Certificate to be sent to:

Douglas A. George 183 Cold Spring Rd. Avon, CT 06001	$200,000.00	125,000
Connective Capital I Master Fund, Ltd. c/o Sidney Chen 385 Homer Avenue Palo Alto, CA 94301	$247,680.00	154,800
Connective Capital II Cayman Master Fund, Ltd. c/o Sidney Chen 385 Homer Ave Palo Alto, CA 94301	$152,320.00	95,200
Rvest Partners LP c/o Robert S. Robbins 525 East 4th St. Chattanooga, TN 37403	$160,000.00	100,000
Granite Point Capital LP c/o Granite Point Capital 222 Berkeley Street, 19th Fl. Boston, MA 02116 Attn: Courtney Lacey	$187,680.00	117,300

Investor & Address for Correspondence	Subscription Amount	Shares Purchased	Tax ID	Certificate to be sent to:

Granite Point Capital Master Fund, LP c/o Granite Point Capital 222 Berkeley Street, 19th Fl. Boston, MA 02116 Attn: Courtney Lacey	$52,320.00	32,700
Tiburon Opportunity Fund c/o Bortel Investment Management, LLC 13313 Point Richmond Beach Rd. NW Gig Harbor, WA 98332	$560,000.00	350,000
Iroquois Master Fund, LTD 641 Lexington Ave, 26th Fl. New York, NY 10022 Attn: Joshua Silverman	$250,000.00	156,250
Trinad Master Fund Ltd c/o Mandalay 4751 Wilshire Blvd, 3rd Fl. Los Angeles, CA 90010 Attn: Robert Ellin	$500,000.00	312,500
Perry J. Radoff, P.C., Profit Sharing Plan / Perry J. Radoff, Trustee 4615 Southwest Freeway, Suite 730 Houston, TX 77027	$640,000.00	400,000
Bradley Louis Radoff 1177 West Loop South, Suite 1625 Houston, TX 77027	$800,000.00	500,000
L2 Opportunity Fund One Ferry Building, Suite 255 San Francisco, CA 94111 Attn: Russ Silvestri	$500,000.00	312,500

Investor & Address for Correspondence	Subscription Amount	Shares Purchased	Tax ID	Certificate to be sent to:

Activation Media Partners, LLC c/o Sam Englebardt 100 Crescent Drive, #250 Beverly Hills, CA 90210	$500,000.00	312,500
Federated Kaufmann Small Cap Fund Registered Holder: Boathorn & Co. 140 E. 45th Street New York, NY 10017	$1,227,200.00	767,000
AST Federated Aggressive Growth Portfolio, a portfolio of Advanced Series Trust Registered Holder: Hare & Co. 140 E. 45th Street New York, NY 10017	$772,800.00	483,000
Hart Family Irrevocable Trust dtd 12/04/06 Trustee: Robert Kramer	$192,000.00	120,000

TOTAL	$6,942,000.00	4,338,750

Schedule 3.3(b)

Capitalization

The Company has reserved for issuance the following shares of its Class A Common Stock:

Shares to be issued pursuant to the following:	Number of Shares Reserved
Class B Common Stock	25,000
Company Stock Plan	5,552,886
McGurk Options	4,500,000
Sageview Warrants	16,000,000

Registration Rights Agreement, dated as of August 11, 2009, by and among the Company and the Sageview Capital Master, L.P., a Delaware limited partnership, pursuant to which the Company granted to Sageview Capital Master, L.P. demand and piggyback rights to have the resale of certain warrants and shares underlying such warrants registered with the Securities and Exchange Commission. The resale of the warrants and the shares underlying such warrants were so registered in September 2010.

Schedule 3.15

Registration and Voting Rights

Registration Rights Agreement, dated as of August 11, 2009, by and among the Company and the Sageview Capital Master, L.P., a Delaware limited partnership.

Schedule 3.16

Brokers and Finders

Compensation to Merriman Capital, LLC in connection with this transaction.

Schedule 5.7

Use of Proceeds

Working capital and general corporate purposes.